Exhibit 99.1
Sonos Reports Second Quarter Fiscal 2026 Results
Q2 Revenue near high end of guidance range, Adjusted EBITDA above midpoint

Santa Barbara, CA – May 4, 2026 - Sonos, Inc. (Nasdaq: SONO) today reported Second Quarter Fiscal 2026 results.

“The first half of Fiscal 2026 marks an important turning point for Sonos as we return to growth and change the trajectory of the business,” said Tom Conrad, Chief Executive Officer of Sonos. “The progress we’re seeing comes from coordinated execution across the areas that matter most: better products, a stronger software experience, more effective marketing, and continued expansion in growth markets. This translated into 8% revenue growth in Q2, our first positive Q2 Adjusted EBITDA in four years, and our third consecutive semiannual period of revenue growth improvement. We enter the second half with momentum and a clear focus on building durable growth while staying disciplined in how we operate.”

"Q2 results overall came in strong against our expectations, with revenue near the high end of our guidance, and Adjusted EBITDA above the midpoint. First half Adjusted EBITDA is up 48% year over year, reflecting gross profit dollar growth combined with operating expense reductions," said Saori Casey, Chief Financial Officer. "Q2 marks our seventh consecutive quarter of executing against our commitments"

Second Quarter Fiscal 2026 Financial Highlights (unaudited)
•Revenue increased 8% year-over-year to $282 million
•GAAP gross margin of 44.3%, Non-GAAP gross margin of 46.0%
•GAAP net loss improved by $41 million year-over-year to ($29) million, GAAP diluted loss per share (EPS) improved by $0.34 year-over-year to ($0.24)
•Non-GAAP net loss improved by $19 million year-over-year to ($3) million, Non-GAAP diluted EPS improved by $0.16 year-over-year to ($0.02)
•Adjusted EBITDA increased $3 million year-over-year to $2 million
•Returned $40 million to shareholders through repurchase of 2.5 million shares

First Half Fiscal 2026 Financial Highlights (unaudited)
•Revenue increased 2% year-over-year to $827 million
•GAAP gross margin of 45.7%, Non-GAAP gross margin of 47.0%
•GAAP net income improved by $85 million year-over-year to $65 million, GAAP diluted EPS improved by $0.68 year-over-year to $0.52
•Non-GAAP net income improved by $49 million year-over-year to $113 million, Non-GAAP diluted EPS improved by $0.40 year-over-year to $0.91
•Adjusted EBITDA increased by $44 million year-over-year to $134 million
•Returned $65 million to shareholders through repurchase of 4.0 million shares

Guidance
The company will provide guidance on its Second Quarter Fiscal 2026 earnings call.

Supplemental Earnings Presentation
The company has posted a supplemental earnings presentation accompanying its Second Quarter Fiscal 2026 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its Second Quarter Fiscal 2026 results on May 4, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Revenue	$ 281,526	$ 259,756	$ 827,189	$ 810,613
Cost of revenue	156,877	146,147	449,080	455,597
Gross profit	124,649	113,609	378,109	355,016
Operating expenses
Research and development	64,134	77,423	123,896	158,261
Sales and marketing	62,376	64,210	127,650	150,854
General and administrative	29,714	33,200	57,723	59,032
Total operating expenses	156,224	174,833	309,269	368,147
Operating (loss) income	(31,575)	(61,224)	68,840	(13,131)
Other income (expense), net
Interest income	1,911	1,973	3,260	3,834
Interest expense	(104)	(109)	(220)	(219)
Other (expense) income, net	(1,361)	193	(941)	(5,836)
Total other income (expense), net	446	2,057	2,099	(2,221)

(Loss) income before (benefit from) provision for income taxes	(31,129)	(59,167)	70,939	(15,352)
(Benefit from) provision for income taxes	(2,243)	10,977	6,027	4,555
Net (loss) income	$ (28,886)	$ (70,144)	$ 64,912	$ (19,907)

(Loss) earnings per share:
Basic	$ (0.24)	$ (0.58)	$ 0.54	$ (0.16)
Diluted	$ (0.24)	$ (0.58)	$ 0.52	$ (0.16)

Weighted-average shares used in computing (loss) earnings per share:
Basic	120,209,712	119,919,163	120,349,630	120,995,375
Diluted	120,209,712	119,919,163	123,651,309	120,995,375

Total comprehensive (loss) income
Net (loss) income	(28,886)	(70,144)	64,912	(19,907)
Change in foreign currency translation adjustment	(1,763)	656	(28)	(460)
Net unrealized loss on marketable securities	(59)	(33)	(42)	(117)
Comprehensive (loss) income	$ (30,708)	$ (69,521)	$ 64,842	$ (20,484)

Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	March 28, 2026	September 27, 2025
Assets
Current assets:
Cash and cash equivalents	$ 200,156	$ 174,668
Marketable securities	48,897	52,858
Accounts receivable, net	95,511	65,847
Inventories	160,840	171,020
Prepaids and other current assets	34,718	39,642
Total current assets	540,122	504,035
Property and equipment, net	63,038	72,277
Operating lease right-of-use assets	43,950	45,297
Goodwill	82,854	82,854
Intangible assets, net	67,741	75,356
Deferred tax assets	10,409	10,509
Other noncurrent assets	31,368	32,950
Total assets	$ 839,482	$ 823,278

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 162,927	$ 184,109
Accrued expenses	66,736	79,094
Accrued compensation	24,298	21,331
Deferred revenue, current	38,772	21,771
Other current liabilities	48,374	46,107
Total current liabilities	341,107	352,412
Operating lease liabilities, noncurrent	51,803	53,288
Deferred revenue, noncurrent	59,161	59,453
Deferred tax liabilities	118	126
Other noncurrent liabilities	2,930	2,774
Total liabilities	455,119	468,053

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	123	123
Treasury stock	(56,653)	(37,398)
Additional paid-in capital	486,326	502,775
Accumulated deficit	(47,166)	(112,078)
Accumulated other comprehensive income	1,733	1,803
Total stockholders’ equity	384,363	355,225
Total liabilities and stockholders’ equity	$ 839,482	$ 823,278

Condensed Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Six Months Ended
	March 28, 2026	March 29, 2025
Cash flows from operating activities
Net income (loss)	$ 64,912	$ (19,907)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	30,056	45,436
Depreciation and amortization	25,862	32,778
Restructuring and other charges	848	4,889
Provision for excess and obsolete inventory	343	(143)
Deferred income taxes	72	997
Other	4,402	1,528
Foreign currency transaction loss (gain)	1,222	(72)
Changes in operating assets and liabilities:

Accounts receivable	(31,660)	4,702
Inventories	9,837	92,615
Other assets	4,796	1,328
Accounts payable and accrued expenses	(33,297)	(83,634)
Accrued compensation	3,522	10,456
Deferred revenue	16,993	(257)
Other liabilities	25	5,791
Net cash provided by operating activities	97,933	96,507
Cash flows from investing activities
Purchases of marketable securities	(25,219)	(25,900)
Purchases of property and equipment	(10,734)	(18,662)
Maturities of marketable securities	29,140	27,400
Net cash used in investing activities	(6,813)	(17,162)
Cash flows from financing activities
Payments for repurchase of common stock	(65,121)	(60,602)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of stock awards	(15,929)	(16,246)
Proceeds from exercise of stock options	15,138	2,654
Payments for debt issuance costs	(780)	—
Net cash used in financing activities	(66,692)	(74,194)
Effect of exchange rate changes on cash and cash equivalents	1,060	(1,725)
Net increase in cash and cash equivalents	25,488	3,426
Cash and cash equivalents
Beginning of period	174,668	169,732
End of period	$ 200,156	$ 173,158
Supplemental disclosure
Cash paid for interest	$ 123	$ 126
Cash paid for taxes, net of refunds	$ 3,346	$ 16,493
Cash paid for amounts included in the measurement of lease liabilities, net of tenant improvement reimbursements received	$ 4,473	$ 1,149
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 4,588	$ 1,311
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 1,829	$ 1,491
Excise tax on share repurchases, accrued but not paid	$ 130	$ 264

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 156,877	$ 146,147	$ 449,080	$ 455,597
Stock-based compensation expense	1,125	1,606	2,452	2,955
Amortization of intangibles	3,144	3,144	7,525	6,474
Restructuring and other charges	664	3,935	664	3,935
Non-GAAP cost of revenue	$ 151,944	$ 137,462	$ 438,439	$ 442,233

Reconciliation of GAAP gross profit
GAAP gross profit	$ 124,649	$ 113,609	$ 378,109	$ 355,016
Stock-based compensation expense	1,125	1,606	2,452	2,955
Amortization of intangibles	3,144	3,144	7,525	6,474
Restructuring and other charges	664	3,935	664	3,935
Non-GAAP gross profit	$ 129,582	$ 122,294	$ 388,750	$ 368,380

GAAP gross margin	44.3%	43.7%	45.7%	43.8%
Non-GAAP gross margin	46.0%	47.1%	47.0%	45.4%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Research and Development (GAAP)	$ 64,134	$ 77,423	$ 123,896	$ 158,261
Stock-based compensation	5,471	8,021	11,960	21,336
Amortization of intangibles	20	18	40	196
Restructuring and other charges (2)(3)	857	12,766	857	12,706
Research and Development (Non-GAAP)	$ 57,786	$ 56,618	$ 111,039	$ 124,023

Sales and Marketing (GAAP)	$ 62,376	$ 64,210	$ 127,650	$ 150,854
Stock-based compensation	2,763	3,980	5,608	9,612
Amortization of intangibles	-	-	-	-

Restructuring and other charges (2)(3)	1,453	2,792	1,453	2,792
Sales and Marketing (Non-GAAP)	$ 58,160	$ 57,438	$ 120,589	$ 138,450

General and Administrative (GAAP)	29,714	33,200	57,723	59,032
Stock-based compensation	5,505	6,495	10,036	11,533
Legal and transaction related costs	3,523	1,429	6,034	1,624
Amortization of intangibles	24	24	48	47
Restructuring and other charges (2)(3)	90	4,207	90	4,207
General and Administrative (Non-GAAP)	$ 20,572	$ 21,045	$ 41,515	$ 41,621

Total Operating Expenses (GAAP)	$ 156,224	$ 174,833	$ 309,269	$ 368,147
Stock-based compensation	13,739	18,496	27,604	42,481
Legal and transaction related costs (1)	3,523	1,429	6,034	1,624
Amortization of intangibles	44	42	88	243
Restructuring and other charges (2)(3)	2,400	19,765	2,400	19,705
Operating Expenses (Non-GAAP)	$ 136,518	$ 135,101	$ 273,143	$ 304,094

Total Operating (Loss) Income (GAAP)	$ (31,575)	$ (61,224)	$ 68,840	$ (13,131)
Stock-based compensation	14,864	20,102	30,056	45,436
Legal and transaction related costs (1)	3,523	1,429	6,034	1,624
Amortization of intangibles	3,188	3,186	7,613	6,717
Restructuring and other charges (2)(3)	3,064	23,700	3,064	23,640
Operating (Loss) Income (Non-GAAP)	$ (6,936)	$ (12,807)	$ 115,607	$ 64,286
Depreciation	8,653	11,981	18,249	26,061
Adjusted EBITDA (Non-GAAP)	$ 1,717	$ (826)	$ 133,856	$ 90,347

Total Operating (Loss) Income (GAAP)	$ (31,575)	$ (61,224)	$ 68,840	$ (13,131)
Stock-based compensation expense	14,864	20,102	30,056	45,436
Legal and transaction related costs (1)	3,523	1,429	6,034	1,624
Amortization of intangibles	3,188	3,186	7,613	6,717
Restructuring and other charges (2)(3)	3,064	23,700	3,064	23,640
Operating (Loss) Income (Non-GAAP)	$ (6,936)	$ (12,807)	$ 115,607	$ 64,286

Interest income	1,911	1,973	3,260	3,834
Interest expense	(104)	(109)	(220)	(219)
Pre-tax (Loss) Income (Non-GAAP)	$ (5,129)	$ (10,943)	$ 118,647	$ 67,901
(Benefit from) provision for income taxes	(2,243)	10,977	6,027	4,555
Net (loss) income (Non-GAAP)	(2,886)	(21,920)	112,620	63,346
Weighted-average shares non-GAAP, diluted	120,209,712	119,919,163	123,651,309	123,750,251
Non-GAAP (loss) earnings per share, diluted	$ (0.02)	$ (0.18)	$ 0.91	$ 0.51
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, which we do not consider representative of our underlying operating performance.

(2) Restructuring and other charges for the three and six months ended March 28, 2026, include costs associated with non-recurring organizational changes driven by new leadership, charges related to the partial abandonment of office space in support of operational efficiencies, and costs associated with exiting a partnership with one of our contract manufacturers to consolidate and improve supply chain efficiency.

(3) Restructuring and other charges for the three and six months ended March 29, 2025 primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
(In thousands, except percentages)
Net (loss) income	$ (28,886)	$ (70,144)	$ 64,912	$ (19,907)
Add (deduct):
Depreciation and amortization	11,841	15,167	25,862	32,778
Stock-based compensation expense	14,864	20,102	30,056	45,436
Interest income	(1,911)	(1,973)	(3,260)	(3,834)
Interest expense	104	109	220	219
Other expense (income), net	1,361	(193)	941	5,836
(Benefit from) provision for income taxes	(2,243)	10,977	6,027	4,555
Legal and transaction related costs (1)	3,523	1,429	6,034	1,624
Restructuring and other charges (2)(3)	3,064	23,700	3,064	23,640
Adjusted EBITDA	$ 1,717	$ (826)	$ 133,856	$ 90,347
Revenue	$ 281,526	$ 259,756	$ 827,189	$ 810,613
Net (loss) income margin	(10.3)%	(27.0)%	7.8%	(2.5)%
Adjusted EBITDA margin	0.6%	(0.3)%	16.2%	11.1%

(1) Legal and transaction-related costs consist of expenses related to our IP litigation against Alphabet and Google, which we do not consider representative of our underlying operating performance.
(2) Restructuring and other charges for the three and six months ended March 28, 2026, include costs associated with non-recurring organizational changes driven by new leadership, charges related to the partial abandonment of office space in support of operational efficiencies, and costs associated with exiting a partnership with one of our contract manufacturers to consolidate and improve supply chain efficiency.

(3) Restructuring and other charges for the three and six months ended March 29, 2025 primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025

GAAP net (loss) income	$ (28,886)	$ (70,144)	$ 64,912	$ (19,907)
Stock-based compensation expense	14,864	20,102	30,056	45,436
Legal and transaction related costs (1)	3,523	1,429	6,034	1,624
Amortization of intangibles	3,188	3,186	7,613	6,717
Restructuring and other charges (2)(3)	3,064	23,700	3,064	23,640
Other expense (income), net	1,361	(193)	941	5,836
Non-GAAP net (loss) income	$ (2,886)	$ (21,920)	$ 112,620	$ 63,346

(Loss) earnings per share
GAAP (loss) earnings per share, diluted	$ (0.24)	$ (0.58)	$ 0.52	$ (0.16)
Non-GAAP (loss) earnings per share, diluted	$ (0.02)	$ (0.18)	$ 0.91	$ 0.51

Shares used to calculate (loss) earnings per share
Weighted-average shares GAAP, diluted	120,209,712	119,919,163	123,651,309	120,995,375
Weighted-average shares non-GAAP, diluted	120,209,712	119,919,163	123,651,309	123,750,251
(1) Legal and transaction-related costs consist of expenses related to our IP litigation against Alphabet and Google, which we do not consider representative of our underlying operating performance.

(2) Restructuring and other charges for the three and six months ended March 28, 2026, include costs associated with non-recurring organizational changes driven by new leadership, charges related to the partial abandonment of office space in support of operational efficiencies, and costs associated with exiting a partnership with one of our contract manufacturers to consolidate and improve supply chain efficiency.

(3) Restructuring and other charges for the three and six months ended March 29, 2025 primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

Reconciliation of Cash Flows (Used in) Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Cash flows (used in) provided by operating activities	$ (65,374)	$ (59,666)	$ 97,933	$ 96,507
Less: Purchases of property and equipment	(4,776)	(5,556)	(10,734)	(18,662)
Free cash flow	$ (70,150)	$ (65,222)	$ 87,199	$ 77,845

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
(In thousands)
Sonos speakers	$ 210,018	$ 194,519	$ 669,258	$ 661,661
Sonos system products	52,411	50,540	117,469	110,814
Partner products and other revenue	19,097	14,697	40,462	38,138
Total revenue	$ 281,526	$ 259,756	$ 827,189	$ 810,613

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Americas	$ 180,608	$ 176,802	$ 509,485	$ 501,385
Europe, Middle East and Africa	83,161	68,785	272,602	266,397
Asia Pacific	17,757	14,169	45,102	42,831
Total revenue	$ 281,526	$ 259,756	$ 827,189	$ 810,613

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
(In thousands)
Cost of revenue	$ 1,125	$ 1,606	$ 2,452	$ 2,955
Research and development	5,471	8,557	11,960	21,872
Sales and marketing	2,763	4,027	5,608	9,659
General and administrative	5,505	9,055	10,036	14,093
Total stock-based compensation expense	$ 14,864	$ 23,245	$ 30,056	$ 48,579

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Cost of revenue	$ 3,144	$ 3,144	$ 7,525	$ 6,474
Research and development	20	18	40	196
Sales and marketing	-	-	-	-
General and administrative	24	24	48	47
Total amortization of intangibles	$ 3,188	$ 3,186	$ 7,613	$ 6,717

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP operating (loss) income, non-GAAP pre-tax (loss) income, free cash flow, non-GAAP gross margin, non-GAAP net (loss) income, non-GAAP cost of revenue, non-GAAP gross profit and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net (loss) income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other expense (income), income taxes, restructuring and other charges, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define non-GAAP operating (loss) income as total operating loss adjusted to exclude stock-based compensation expense, legal and transaction related costs, amortization of intangibles and restructuring and other charges. We define non-GAAP pre-tax (loss) income as non-GAAP operating (loss) income adjusted to include interest income and to exclude interest expense. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation, amortization of intangible assets and restructuring and other charges. We define non-GAAP cost of revenue as GAAP cost of revenue less stock-based compensation and amortization of intangibles. We define non-GAAP gross profit as GAAP gross profit less stock-based compensation, amortization of intangibles, and restructuring and other charges. We calculate non-GAAP net (loss) income as GAAP net (loss) income less stock-based compensation, legal and transaction related fees, amortization of intangibles, other expense (income) and restructuring and other charges. We calculate non-GAAP diluted earnings (loss) per share as non-GAAP net (loss) income divided by non-GAAP weighted average diluted shares outstanding during the period. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, market growth and our market share, our operating model and cost structure, new product launches, including critical reception and the planned timing of such launches, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to successfully introduce software updates; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including tariffs, global trade tensions, continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions, including tariffs; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges, including memory costs and constraints; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos
Sonos (Nasdaq: SONO) is a leading audio company dedicated to elevating life through sound. Sonos has built a connected system that brings together all the sounds people love, from music and movies to stories and conversations. Its portfolio of home theater speakers, components, plug-in and portable speakers, and headphones grows more powerful with every room and device added. Trusted by more than 17 million households in over 60 countries, Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
PR@sonos.com

Source: Sonos